EXHIBIT 10.2

WRITTEN CONSENT OF DIRECTORS TO CORPORATE ACTION

WITHOUT MEETING OF PHI GROUP, INC.

A Wyoming Corporation

The undersigned members of Board of Directors of PHI GROUP, INC., a Wyoming corporation (the “Corporation”), constitute a quorum and by their signatures below, hereby approve the following resolutions and consent to their adoption, without a formal meeting of that Board of Directors (the “Board”), pursuant to Title 17-16-821 of the Wyoming Statues on this 25th day of June 2021.

WHEREAS, on December 28, 2020 the Company’s Board of Directors passed a resolution with respect to the distribution of a special stock dividend from American Pacific Resources, Inc. (“APR”), a subsidiary of the Company, to shareholders of Common Stock of the Company to further extend the Record Date to June 30, 2021 and reiterate the provisions for the afore-mentioned stock dividend as follows: (a) Eligible shareholders: In order to be eligible for the above-mentioned special stock dividend, the minimum amount of Common Stock of PHI Group, Inc. each shareholder must hold as of June 30, 2021 (the New Record Date) is twenty (20) shares; (b) Dividend ratio: All eligible shareholders of Common Stock of the Company as of the new Record Date will be entitled to receive one (1) share of Common Stock of APR for every twenty (20) shares of Common Stock of PHI Group, Inc. held by such shareholders as of the new Record date; and (c) Payment Date: the Payment Date for the distribution of the special stock dividend to be ten (10) business days after a registration statement for said special stock dividend shares is declared effective by the Securities and Exchange Commission.

WHEREAS, due to the continued adverse effects of the coronavirus pandemic and other factors that have affected the development of APR, it deems necessary for the Company to further extend the Record Date of the APR special stock dividend to December 31, 2021 in order to allow APR additional time to reach certain milestones that would make the spin-off of APR and this special stock dividend distribution economically beneficial for the Company’s shareholders;

NOW, THEREFORE, BE IT RESOLVED, that the Company further extend the Record Date to December 31, 2021 and amend the provisions for the afore-mentioned stock dividend as follows: (a) Eligible shareholders: In order to be eligible for the above-mentioned special stock dividend, the minimum amount of Common Stock of PHI Group, Inc. each shareholder must hold as of December 31, 2021 (the New Record Date) is two thousand (2,000) shares; (b) Dividend ratio: All eligible shareholders of Common Stock of the Company as of the new Record Date will be entitled to receive one (1) share of Common Stock of American Pacific Resources, Inc. for every two thousand (2,000) shares of Common Stock of PHI Group, Inc. held by such shareholders as of the new

Record date; and (c) Payment Date: the Payment Date for the distribution of the special stock dividend to be ten (10) business days after a registration statement for said special stock dividend shares is declared effective by the Securities and Exchange Commission.

FURTHER RESOLVED that in addition to and without limiting the foregoing, each officer of the Company be and hereby is authorized and directed to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Company, all such instruments and documents as such officer may deem necessary, appropriate or in the best interests of the Company to effectuate the intent of the foregoing resolutions and the transactions contemplated thereby (as conclusively evidenced by the taking of such actions or the execution and delivery of such instruments and documents, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Company.

By their signatures below, the above resolutions have been duly authorized and adopted by the Company’s Board of Directors.

Dated: June 25, 2021

/s/ Tam Bui	/s/ Henry D. Fahman
Tam Bui, Director	Henry D. Fahman, Director

/s/ Frank Hawkins
Frank Hawkins, Director